EXHIBIT 99.1

CONTACT:
Christopher S. James, MD
Director, Investor Relations
Corcept Therapeutics
650-684-8725
cjames@corcept.com
www.corcept.com

CORCEPT THERAPEUTICS APPOINTS KIMBERLY PARK TO BOARD OF DIRECTORS
MENLO PARK, Calif. (September 18, 2019) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the stress hormone cortisol, announced today that Kimberly Park has joined the company’s Board of Directors.
“I am very happy to welcome Kim to our Board,” said Joseph K. Belanoff, M.D., Corcept’s Chief Executive Officer. “Her broad experience in marketing and sales at Merck and Janssen will be extremely valuable as we advance the clinical and commercial development of our proprietary cortisol modulators. Finding innovative solutions to the challenges facing physicians and patients has been the hallmark of Kim’s career. She will be an important voice on our Board.”
“It’s an exciting time to join Corcept,” added Ms. Park. “The company faces an enviable challenge - simultaneously growing a successful commercial business and advancing promising development programs in a wide range of serious disorders. Corcept’s work has the potential to help millions of patients. I am glad to be a part of it.”
Ms. Park brings significant operational experience to Corcept. Prior to joining Corcept, Ms. Park was Global Vice President of Customer Strategy and Innovation at Merck & Co. She also served as U.S. Vice President of Merck’s managed care marketing group. Before that, Ms. Park was U.S. Vice President of Sales and Marketing for the primary care franchise of Janssen Pharmaceuticals and was a founding partner and Global Vice President at Janssen Healthcare Innovation, a team within Janssen Research & Development dedicated to optimizing healthcare delivery and the consumer healthcare experience. Before joining Janssen, Ms. Park held leadership positions in marketing, marketing research, manufacturing and sales at GlaxoSmithKline plc. She received her BA in International Business from the University of Michigan.
About Corcept Therapeutics Incorporated
Corcept is a commercial-stage company engaged in the discovery and development of drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the stress hormone cortisol. Korlym® was the first treatment approved by the U.S. Food and Drug Administration for patients with Cushing’s syndrome.  Corcept has discovered a large portfolio of proprietary compounds, including relacorilant, exicorilant and miricorilant, that selectively modulate the effects of cortisol but not progesterone. Corcept owns extensive United States and foreign intellectual property covering the composition of its selective cortisol modulators and the use of cortisol modulators, including mifepristone, to treat a variety of serious disorders.
Forward-Looking Statements
Statements in this press release, other than statements of historical fact, are forward-looking statements, which are based on Corcept’s current plans and expectations and are subject to risks and uncertainties that might cause actual results to differ materially from those such statements express or imply. These risks and uncertainties include, but are not limited to, Corcept’s ability to generate sufficient revenue to fund its commercial operations and development programs; the availability of competing treatments, including generic versions of Korlym; Corcept’s ability to obtain acceptable prices or adequate insurance coverage and reimbursement for Korlym; and risks related to the development of Corcept’s product candidates, including regulatory approvals, mandates, oversight and other requirements. These and other risks are set forth in Corcept’s SEC filings, which are available at Corcept’s website and the SEC’s website. In this press release, forward-looking statements include those regarding the safety and efficacy of Corcept’s drug candidates and the cost, timing and success of Corcept’s development programs and commercial efforts. Corcept disclaims any intention or duty to update forward-looking statements made in this press release.